UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2014

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2014, the shareholders of Beacon Roofing Supply, Inc. (the “Company”) approved the Beacon Roofing Supply, Inc. 2014 Stock Plan (the “Plan”). The Board of Directors of the Company approved the Plan on November 22, 2013, subject to the approval of the shareholders.

The Plan provides for discretionary awards of stock options, stock, stock units and stock appreciation rights (“SARs”) to selected employees and non-employee directors.

The material terms of the Plan are as follows: The Plan is administered by the compensation committee of the Board of Directors (the “Committee”). The number of shares of common stock that may be issued under the Plan is 5,100,000. Stock options and SARs granted under the Plan and stock options granted after September 30, 2013 under the Amended and Restated Beacon Roofing Supply, Inc. 2004 Stock Plan (the “2004 Plan”) will reduce the number of available shares by one share for every share subject to the stock option or SAR, and stock awards and stock unit awards granted under the Plan and granted after September 30, 2013 under the 2004 Plan will reduce the number of available shares by two shares for every one share delivered. Awards forfeited after September 30, 2013 and shares used to pay withholding taxes on stock and stock unit awards after September 30, 2013 under the Plan and the 2004 Plan will again be available for issuance under the Plan. Shares issuable under the Plan may be authorized but unissued shares or treasury shares. The Committee can grant awards under the Plan until February 12, 2024. The Committee can provide that any award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the award as “performance-based compensation” as defined in Section 162(m) of the Internal Revenue Code.

A more detailed summary of the terms of the Plan appears on pages 9 to 15 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on January 6, 2014.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)  2014 Annual Meeting of Shareholders

The Annual Meeting of the Company was held on February 12, 2014.

(b)  Voting Results

1.) Shareholders elected eight directors to hold office until the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified. The final votes with respect to each director nominee were:

	For	Withheld	Broker Non-Votes
Robert R. Buck	44,190,149	1,145,472	2,289,849
Paul M. Isabella	44,412,064	923,557	2,289,849
Richard W. Frost	44,648,775	686,846	2,289,849
James J. Gaffney	44,689,587	646,034	2,289,849
Peter M. Gotsch	43,966,279	1,369,342	2,289,849
Neil S. Novich	44,919,295	416,326	2,289,849
Stuart A. Randle	44,181,378	1,154,243	2,289,849
Wilson B. Sexton	44,964,938	370,683	2,289,849

2.) Shareholders ratified the appointment of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending September 30, 2014. The final votes were:

For	46,582,440
Against	779,814
Abstain	263,216
Broker Non-Votes	0

3.) Shareholders approved the compensation for our named executive officers as presented in our proxy statement on a non-binding, advisory basis. The final votes were:

For	44,442,070
Against	737,741
Abstain	155,810
Broker Non-Votes	2,289,849

4.) Shareholders approved the Company’s 2014 Stock Plan. The final votes were:

For	42,387,156
Against	2,799,045
Abstain	149,420
Broker Non-Votes	2,289,849

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits are set forth on the attached exhibit index.

Exhibit Index

Exhibit Number	Description

10.1	Beacon Roofing Supply, Inc. 2014 Stock Plan (incorporated by reference to Appendix A to the Company’s 2014 Proxy Statement for the Annual Meeting held on February 12, 2014).*

10.2	Form of Beacon Roofing Supply, Inc. 2014 Stock Plan Restricted Stock Unit Award Agreement for Non-Employee Directors.*

* Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: February 12, 2014	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer